                                                                   Exhibit 10.14

                                                              Warrant No. WP__5

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                              WARRANT TO PURCHASE

                         SHARES OF PREFERRED STOCK OF
                             GENOMICA CORPORATION
          (Void after the date that is 5 years after the date hereof)

     This certifies that [    ] (the "Holder"), or assigns, for value received,
is entitled to purchase from Genomica Corporation, a Delaware corporation (the "Company"), having a place of business at 4001 Discovery Drive, Suite 130, Boulder, Colorado 80303, a number of fully paid and non-assessable shares of the Company's Applicable Series Preferred (as defined below) up to the Coverage Amount (as defined below), and any security into or for which such Applicable Series Preferred may hereafter be converted or exchanged pursuant to the Certificate of Incorporation of the Company as from time to time amended as provided by law, for cash at a price per share equal to the price per share (the "Stock Purchase Price") at which the next round of Preferred Stock issued and sold by the Company in which the gross proceeds to the Borrower are at least $3,000,000, not including the conversion of any Notes (such an issuance and sale, a "Qualified Financing"), at any time on or after the date that the Applicable Series Preferred is first issued and sold or from time to time up to and including 5:00 p.m. (Mountain Time) on, until the date 5 years after the date of such Qualified Financing, such day being referred to herein as the "Expiration Date," upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Subscription Form attached hereto as Exhibit A and the Investment Representations Letter attached hereto as Exhibit B duly filled in and signed and, if applicable, upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The "Applicable Series Preferred" shall be the series of Preferred Stock next issued and sold by the Company in a Qualified Financing. The "Coverage Amount" shall equal a number of shares computed as follows:

          (the principal amount of the Convertible Promissory Note(s) issued by the Company x 15% to the Holder on the date hereof)

       ----------------------------------------------------------------
                             Stock Purchase Price

     The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant.

                                       1.

     1.   Exercise; Issuance of Certificates; Payment for Shares.

          1.1 General. This Warrant is exercisable at the option of the Holder of record hereof, at any time or from time to time, commencing on the date hereof up to the Expiration Date for all or any part of the shares of Applicable Series Preferred (but not for a fraction of a share) which may be purchased hereunder.

          1.2 Issuance of Certificates. The Company agrees that the shares of Applicable Series Preferred purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Subscription Form (a copy of which is attached hereto as Exhibit A) and Investment Representations Letter (a copy of which is attached hereto as Exhibit B) delivered and payment (if any) made for such shares. Certificates for the shares of Applicable Series Preferred so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense promptly after the rights represented by this Warrant have been so exercised. Each stock certificate so delivered shall be in such denominations of Applicable Series Preferred as may be requested by the Holder hereof and shall be registered in the name of such Holder. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time.

          1.3 Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Applicable Series Preferred is greater than the Stock Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of such election in which event the Company shall issue to the Holder a number of shares of Applicable Series Preferred computed using the following formula:

          X = Y (A-B)
              -------
                A

Where     X =   the number of shares of Applicable Series Preferred to be issued to the Holder

          Y = the number of shares of Applicable Series Preferred purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

          A = the fair market value of one share of the Company's Applicable Series Preferred (at the date of such calculation)

                                       2.

          B = Stock Purchase Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Applicable Series Preferred shall be determined by the Company's Board of Directors in good faith; provided, however, that in the event the Company makes an initial public offering of its Common Stock the fair market value per share shall be: (i) if the Warrant is being converted in connection with and contingent upon a public offering of the Company's securities, and if the Company's registration statement relating to such public offering has been declared effective by the U.S. Securities and Exchange Commission, then the fair market value of the Applicable Series Preferred shall be the initial "Price to Public" specified in the final prospectus with respect to such offering multiplied by the number of shares of Common Stock into which each share of Applicable Series Preferred is then convertible; or (ii) if the Warrant is not being converted in connection with and contingent upon a public offering of the Company's securities, then as follows: (x) if traded on a securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the 30-day period ending five business days prior to the date of calculation, and the fair market value of the Applicable Series Preferred shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Applicable Series Preferred is then convertible or (y) if otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the median of the average of the reported closing bid and ask prices of the Common Stock over the 30-day period ending five business days prior to the date of calculation, and the fair market value of the Applicable Series Preferred shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Applicable Series Preferred is then convertible.

     2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Applicable Series Preferred that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Applicable Series Preferred, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Applicable Series Preferred may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Applicable Series Preferred may be listed; provided, however, that the Company shall not be required to effect a registration under federal or state securities laws with respect to such exercise. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as set forth in Section 3 hereof) (i) if the total number of shares of Applicable Series Preferred issuable after such action upon exercise of all outstanding warrants and options, together with all shares of Applicable Series Preferred then outstanding and all

                                       3.

shares of Applicable Series Preferred then issuable upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Applicable Series Preferred then authorized by the Company's Certificate of Incorporation, or (ii) if the total number of shares of Common Stock issuable after such action upon the conversion of all outstanding shares of Applicable Series Preferred, together with all shares of Common Stock then issuable upon the conversion of all shares of Applicable Series Preferred then issuable upon exercise of all outstanding warrants and options, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all warrants and options and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

     3. Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

          3.1 Subdivision of Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Applicable Series Preferred into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Applicable Series Preferred of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

          3.2  Dividends in Common Stock, Other Stock, Property,
Reclassification. If at any time or from time to time the holders of Applicable Series Preferred (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

               3.2.1 Applicable Series Preferred or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Applicable Series Preferred, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

               3.2.2 Any cash paid or payable otherwise than as a cash dividend; or

               3.2.3 Applicable Series Preferred or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than (i) shares of Applicable Series Preferred issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 3.1 above or (ii) an event for which adjustment is otherwise made pursuant to
Section 3.3 below);

                                       4.

then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Applicable Series Preferred receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses 3.2.2 and 3.2.3 above) which such Holder would hold on the date of such exercise had he been the Holder of record of such Applicable Series Preferred as of the date on which holders of Applicable Series Preferred received or became entitled to receive such shares or all other additional stock and other securities and property.

          3.3  Reorganization, Reclassification, Consolidation, Merger or Sale.

               3.3.1 If any recapitalization, reclassification or capital reorganization of the capital stock of the Company (including any merger not described in Section 3.3.2 below) shall be effected in such a way that holders of Applicable Series Preferred shall be entitled to receive stock, securities, or other assets or property (a "Restructuring"), then, as a condition of such Restructuring, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Applicable Series Preferred of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Applicable Series Preferred equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any Restructuring described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

               3.3.2 In the event of a consolidation or merger of the Company with another corporation in which the holders of the Company's voting securities before the transaction beneficially own less than 50% of the voting securities of the surviving entity after the transaction, or the sale of all or substantially all of its assets of the Company (a "Change of Control"), any unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to Section 1.3 hereof and thereafter the Holder shall participate in the Change of Control on the same terms as other holders of the Applicable Series Preferred; provided however, that if the Stock Purchase Price in effect immediately prior to the Change of Control exceeds the value of the stock, securities or other assets or property (determined in good faith by the Board of Directors of the Company) issuable or payable with respect to one share of Applicable Series Preferred immediately theretofore purchasable and receivable upon exercise of the rights represented hereby, the Warrant shall terminate and be of no further effect as of the Change of Control.

          3.4 Notice of Adjustment. Upon any adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by certified mail, postage prepaid, or by

                                       5.

reputable overnight courier, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by an officer of the Company and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          3.5  Other Notices.  If at any time:

               3.5.1 the Company shall declare any cash dividend upon its Applicable Series Preferred;

               3.5.2 the Company shall declare any dividend upon its Applicable Series Preferred payable in stock or make any special dividend or other distribution to the holders of its Applicable Series Preferred;

               3.5.3  there shall be any Restructuring or Change of Control;

               3.5.4 there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

               3.5.5 there shall be an initial public offering of securities of the Company;

     then, in any one or more of said cases, the Company shall give, by certified mail, postage prepaid, or by reputable overnight courier, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least twenty (20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Restructuring, Change of Control, dissolution, liquidation or winding-up, and (b) in the case of any such Restructuring, Change of Control, dissolution, liquidation, winding-up or public offering, at least twenty (20) days prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Applicable Series Preferred shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Applicable Series Preferred shall be entitled to exchange their Applicable Series Preferred for securities or other property deliverable upon such Restructuring, Change of Control, dissolution, liquidation, winding-up or public offering, as the case may be.

          3.6 Certain Events. If any change in the outstanding Applicable Series Preferred of the Company or any other event occurs as to which the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the

                                       6.

Warrant, the Stock Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

     4. Issue Tax. The issuance of certificates for shares of Applicable Series Preferred upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

     5. Closing of Books. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Applicable Series Preferred issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

     6. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except as provided herein, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provision hereof in the absence of affirmative action by the Holder to purchase shares of Applicable Series Preferred, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

     7. Warrants Transferable. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed and in compliance with such provisions. Each taker and Holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the transferee, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company's option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes. Upon any such transfer, all references in this Warrant to the "Holder" shall be deemed to refer to the transferee of this Warrant.

                                       7.

     8. Modification and Waiver. Any change, waiver, discharge or termination agreed to in writing by a majority in interest of Holders of Warrants of the Company of even date (determined by reference to the number of shares underlying such Warrants) shall be binding on the Holder and the Holder's assigns.

     9. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other and shall be deemed to be received upon delivery or four (4) business days after deposit in the U.S. mail.

     10. Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Colorado.

     11. Lost Warrants. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

     12. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

     13. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Applicable Series Preferred issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

     14. Rights of Applicable Series Preferred. Upon the exercise of this Warrant into shares of Applicable Series Preferred, the Company shall grant, and ensure that the Holder is given, identical rights with respect to such shares of Applicable Series Preferred as those granted to the holders of the then outstanding Applicable Series Preferred who hold like amounts of Applicable Preferred Stock. For purposes of this Section, all shares of Applicable Series Preferred owned by Holder shall be aggregated.

                                       8.

     In Witness Whereof, the Company has caused this Warrant to be duly executed by its President, thereunto duly authorized this 9th day of October, 1998.

                                        Genomica Corporation,
                                        a Delaware corporation


                                        /s/ Thomas G. Marr
                                        ---------------------------------
                                        Thomas G. Marr
                                        President

                                       9.

                                   Exhibit A

                               SUBSCRIPTION FORM

                                                      Date:______________, 19___

Genomica Corporation
4001 Discovery Drive
Suite 130
Boulder, CO 80303
Attn: President

Ladies and Gentlemen:

[_] The undersigned hereby elects to exercise the warrant issued to it by Genomica Corporation (the "Company") and dated ____________________, 1998, Warrant No. WP-__ (the "Warrant") and to purchase thereunder __________ shares of the Applicable Series Preferred (as defined in the Warrant) of the Company (the "Shares") at a purchase price of the Applicable Series Preferred Price per Share, or an aggregate purchase price of ___________________________________ ($__________) (the "Purchase Price").

[_] The undersigned hereby elects to convert ___________________ percent (___%) of the value of the Warrant pursuant to the provisions of Section 1.3 of the Warrant.

     Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer or under the net exercise provision. The undersigned also makes the representations set forth on the attached Exhibit B of the Warrant.

                                        Very truly yours,

                                        _________________________________

                                        By:______________________________

                                        Title:___________________________

                                   Exhibit B

                           INVESTMENT REPRESENTATIONS

THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO GENOMICA CORPORATION ALONG WITH THE SUBSCRIPTION FORM BEFORE THE APPLICABLE SERIES PREFERRED ISSUABLE UPON EXERCISE OF THE WARRANT DATED OCTOBER 9, 1998, WILL BE ISSUED.

                                                     _____________________, 19__

Genomica Corporation
4001 Discovery Drive
Suite 130
Boulder, Colorado 80303
Attn: President and Chief Executive Officer

Ladies and Gentlemen:

     The undersigned, _______________________ ("Purchaser"), intends to acquire up to __________________ shares of the Applicable Series Preferred (as defined in the Warrant to purchase such Applicable Series Preferred held by the Purchaser (the "Warrant")) of Genomica Corporation (the "Company") from the Company pursuant to the exercise or conversion of the Warrant. The Applicable Series Preferred will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws. Purchaser has been advised that the Applicable Series Preferred has not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter. Accordingly, Purchaser represents, warrants and agrees as follows:

     1. Purchaser is acquiring the Applicable Series Preferred for its own account and beneficial interest, to hold for investment and not for sale or with a view to distribution of the Applicable Series Preferred or any part thereof. Purchaser has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

     2. Purchaser acknowledges that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Applicable Series Preferred. Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Applicable Series Preferred and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser. Purchaser further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

     3. Purchaser is an "accredited investor" as such term is defined in Rule 501 under the 1933 Act.

     4. Purchaser acknowledges that investment in the Applicable Series Preferred involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Applicable Series Preferred for an indefinite period of time and to suffer a complete loss of its investment.

     5. Purchaser has been informed that under the 1933 Act, the Applicable Series Preferred must be held indefinitely unless it is subsequently registered under the 1933 Act or unless an exemption from such registration (such as Rule
144) is available with respect to any proposed transfer or disposition by Purchaser of the Applicable Series Preferred. Purchaser further agrees that the Company may refuse to permit Purchaser to sell, transfer or dispose of the Applicable Series Preferred (except as permitted under Rule 144) unless there is in effect a registration statement under the 1933 Act and any applicable state securities laws covering such transfer, or unless, if reasonably required, Purchaser furnishes an opinion of counsel reasonably satisfactory to counsel for the Company, to the effect that such registration is not required. Purchaser shall not make any sale, transfer or other disposition of the Applicable Series Preferred in violation of the 1933 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission or in violation of any applicable state securities law.

     6. Purchaser also understands and agrees that there will be placed on the certificate(s) for the Applicable Series Preferred, or any substitutions therefor, a legend stating in substance:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws. These shares have been acquired for investment and may not be sold or otherwise transferred in the absence of an effective registration statement for these shares under the 1933 Act and applicable state securities laws, or, if reasonably required, an opinion of counsel satisfactory to the Company that registration is not required and that an applicable exemption is available."

     Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Applicable Series Preferred with Purchaser's counsel.

                                        Very truly yours,

                                        __________________________________


                                        By:_______________________________

                                        Title:____________________________

                 Warrant Agreements - Series B Preferred Stock
                 ---------------------------------------------

                             Supplemental Schedule
                             ---------------------

The following investors executed Warrant Agreements to purchase Series B Preferred Stock:


Investor                                      Number of Shares
--------                                      ----------------

Invesco Global Health Sciences Fund           75,520

Falcon Technology Partners, L.P.              75,520

ARCH Ventures Fund III, L.P.                  49,479

Boulder Ventures, L.P.                        5,208

The Caruthers Family L.L.C                    2,604